Exhibit 99.1

Preliminary Final Report on

Appendix 4E

Year Ended 31 December 2013

Sydney, Australia and San Diego, California (Thursday, 27 February 2014, AEDT) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to release its preliminary financial report for the year ended 31 December 2013 (the “Results”) in the accompanying Appendix 4E. These Results are currently being audited by the Company’s auditors, Ernst & Young LLP, with final audited results to be released to the ASX and the U.S. Securities and Exchange Commission on or before 31 March 2014.

Summary of the Results

For the year ended 31 December 2013 (the “Period”), the Company reports:

•                  Loss from operations of US$27,943,000 primarily attributable to its continuing development activities on its drug-eluting bioresorbable stent for use in coronary applications.

•                  Net loss of US$27,922,000.

As of 31 December 2013 (the “Period End”), the Company reports:

•                  Cash, cash equivalents, and short-term investments totaling US$20,721,000, which reflects a decrease of US$23,378,000 from the 31 December 2012 balance.

•                  Net tangible assets of US$20,825,000, or US$0.63 per share of common stock (US$0.06 per CDI).

•                  Total stockholders’ equity of US$20,825,000.

Please refer to the attached Appendix 4E, including the unaudited consolidated financial statements, for additional explanation and details.

Dividends

The Company does not propose to pay dividends to common stockholders at this time. As such, there is no franking or applicable record date.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE:  Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777

REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability.

Important Information Concerning the Financial Results for the Period

REVA’s preliminary results and Appendix 4E are prepared in accordance with United States Generally Accepted Accounting Principles. The Results in the attached Appendix 4E are the unaudited consolidated financial results for REVA and its non-operating, wholly owned subsidiary, REVA Germany GmbH. All amounts in the accompanying Appendix 4E are in United States dollars (“US$”) unless otherwise indicated.

Briefing Call

Robert Stockman, the Company’s Chairman and Chief Executive Officer, will host a conference call to discuss the Company’s unaudited financial results through 31 December 2013, and its business outlook, including an update on the status of its clinical trials, the development of its next generation technologies, and its ongoing financing efforts. The call will be held Friday, 28 February 2014 at 9:00 a.m. AEDT (which is 2:00 p.m. US PST on Thursday, February 27, 2014) and may be accessed within Australia by dialing (02) 8223 9773 five minutes prior to the scheduled start time. Callers in the United States and Canada may access the call by dialing 1-877-312-5413. If you are asked to provide an access code, please spell out the word “REVA” to the operator and you will be connected promptly. If you reside outside of Australia, the United States, or Canada, or if you prefer to access the audiocast through our website, please visit “Events & Presentations” under the “Investors” section of our website at www.revamedical.com, and click on the “listen to webcast” link. A replay of the audiocast will be available on our website after the call.

About REVA

REVA is a development stage medical device company incorporated in Delaware, USA, that is focused on the development and eventual commercialization of its proprietary bioresorbable stent products, which are commonly referred to as “scaffolds.” The ReZolve® product family, which is in a clinical study phase, combines REVA’s proprietary stent design with a proprietary polymer that is metabolized and cleared from the body. The ReZolve2 scaffold, currently in clinical testing, is designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate. In addition, by early encapsulation of the scaffold in the artery tissue coupled with the loss of scaffold structure over time, the ReZolve2 scaffold may reduce the incidence of late forming blood clots or otherwise reduce long-term disease progression, potential benefits of bioresorbable scaffolds that have yet to be proven. REVA will require clinical results and regulatory approval before it can begin selling the ReZolve2 scaffold or any of its future products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain the regulatory approvals required to market our scaffolds, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, our ability to raise capital to fund our operations on terms favorable to us or at all, and our estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on 28 February 2013. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States Investor and Media Enquiries: Cheryl Liberatore Director, Investor Relations and Marketing REVA Medical, Inc. +1 858 966-3045	Australia Investor Enquiries: Kim Jacobs Inteq Limited +61 2 9229 2700 Media Enquiries: Rebecca Wilson Buchan Consulting +61 3 9866 4722